BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of The Elite Group of Mutual Funds of our report dated November 21, 2008 on the financial statements and financial highlights of the Elite Growth & Income Fund and the Elite Income Fund, each a series of shares of beneficial interest of The Elite Group of Mutual Funds, included in the September 30, 2008 Annual Report to the Shareholders of the Funds.

We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                             BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 26, 2009